Exhibit 10.1

WAIVER OF EXECUTIVE COMPENSATION AGREEMENT

This Waiver of Executive Compensation Agreement (the “Agreement”) is made and entered into as of November 21, 2008 (the “Effective Date”) between COLUMBIA BANKING SYSTEM, INC., a Washington corporation (“CBSI”), COLUMBIA STATE BANK, a Washington state-chartered bank (“CB” and collectively with CBSI, the “Company”) and                      (“Executive”).

RECITALS

WHEREAS, the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Troubled Assets Relief Program (“TARP”) have been enacted into law, which give the United States Treasury Department (“Treasury”) broad authority to purchase and to make and fund commitments to purchase troubled assets from financial institutions;

WHEREAS, pursuant to such authority, Treasury is implementing the voluntary TARP Capital Purchase Program (“CPP”), which provides for qualified financial institutions to sell senior preferred stock (the “Senior Preferred Stock”) and to issue warrants to purchase common stock to Treasury under terms promulgated by Treasury;

WHEREAS, the Company’s senior management and board of directors have determined that participating in the CPP is in the best interest of the Company and its shareholders and the Company has been approved by Treasury for participation;

WHEREAS, Section 111 of the EESA and the Treasury guidance and regulations issued thereunder or to be issued thereunder (collectively, the “Regulations”), impose certain limitations on executive compensation as a condition to participating in the CPP for the Company’s top five senior executive officers as defined in the Regulations (each a “SEO”) during the period of time that the Treasury owns any debt or equity securities of the Company acquired under the CPP Securities Purchase Agreement or Warrant executed by the Company; and

WHEREAS, in consideration of the benefits Executive will receive as a result of the Company’s participation in the CPP, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Omnibus Amendment. Executive hereby agrees that, notwithstanding any written agreement or other arrangement with the Company to the contrary, Executive releases the Company from any and all obligations to pay Executive compensation that is prohibited under Section 111 of the EESA or the Regulations, including without limitation, compensation due pursuant to bonus, incentive or other benefit plans, arrangements, agreements or policies of the Company (including golden parachute, severance and employment agreements). Any current or future policies, agreements, arrangements or plans of the Company that conflict with the immediately preceding sentence shall be superseded by this Agreement to the extent of such conflict, and all such agreements shall be deemed to be and are hereby amended so as to prohibit the payment of such compensation.

2. Waiver of Claims. Executive hereby voluntarily waives any present or future claims against the Company for any changes to Executive’s regular, bonus, or incentive compensation or benefits and related arrangements, agreements or policies that are made pursuant to Section 1 of this Agreement and any other changes required to be made to comply with Section 111 of the EESA or the Regulations. This waiver includes all claims Executive may have under the laws of the United States or the State of Washington, including without limitation a claim for any compensation or other payments or any challenge to the process by which this Agreement was adopted.

3. Term. The term of this Agreement shall commence on the Effective Date and shall continue until such time as Treasury owns no debt or equity securities of the Company acquired pursuant to the CPP Securities Purchase Agreement or the Warrant issued thereunder.

4. Regulatory Changes. In the event of any changes after the date hereof in applicable law or the Regulations, the Company and Executive shall amend this Agreement as necessary to comply with any such changes.

5. Miscellaneous Provisions.

(a) Choice of Law. This Agreement is made with reference to and is intended to be construed in accordance with the Federal law of the United States and laws of the State of Washington to the extent that federal law does not apply.

(b) Successors. This Agreement shall bind and inure to the benefit of the parties and each of their respective affiliates, legal representatives, heirs, successors and assigns.

(c) Amendment. This Agreement may be amended only in a writing signed by the parties.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of will be deemed an original, but all of which taken together will constitute one and the same document.

(e) Headings. The headings of sections of this Agreement have been included for convenience of reference only. They shall not be construed to modify or otherwise affect in any respect any of the provisions of the Agreement.

(f) Counsel Review. Executive acknowledges that she has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

(g) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

(Signature Page Follows)

This Agreement is hereby EXECUTED by each of the parties as of the Effective Date.

CBSI:	EXECUTIVE:
Columbia Banking System, Inc.

CB:
Columbia State Bank

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